As filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Verastem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3269467
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

215 First Street, Suite 440 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

2012 Incentive Plan

(Full title of the plan)

Robert Forrester
President and Chief Executive Officer
Verastem, Inc.

215 First Street, Suite 440

Cambridge, MA  02142

(617) 252-9300

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Marc Rubenstein

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	844,448 shares	$14.73	$12,436,607.92	$1,696.35

(1)         This Registration Statement covers an aggregate of 844,448 shares of the Registrant’s Common Stock, par value $0.0001 per share (the “Common Stock”), that may be issued pursuant to awards granted under the Registrant’s 2012 Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)         Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Global Market on August 6, 2013 to be $15.04 and $14.42, respectively.

EXPLANATORY NOTE

The Registrant increased the number of shares of its Common Stock available for issuance under its 2012 Incentive Plan by 844,448 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No.333-180475) filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

See the Exhibit Index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on August 13, 2013.

VERASTEM, INC.

By:	/s/ Robert Forrester
Robert Forrester
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Forrester and John B. Green, and each of them singly, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Robert Forrester	President, Chief Executive Officer	August 13, 2013
Robert Forrester	(Principal executive officer) and Director

/s/ John B. Green	Chief Financial Officer	August 13, 2013
John B. Green	(Principal financial and accounting officer)

/s/ Richard Aldrich	Director	August 13, 2013
Richard Aldrich

Director
John Clarke

/s/ Michael Kauffman, M.D., Ph.D.	Director	August 13, 2013
Michael Kauffman, M.D., Ph.D.

/s/ Alison Lawton	Director	August 13, 2013
Alison Lawton

/s/ S. Louise Phanstiel	Director	August 13, 2013
S. Louise Phanstiel

/s/ Stephen A. Sherwin, M.D.	Director	August 13, 2013
Stephen A. Sherwin, M.D.

/s/ Henri Termeer	Director	August 13, 2013
Henri Termeer

Executive Chairman and Director
Christoph Westphal, M.D., Ph.D.

EXHIBIT INDEX

Exhibit	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Registrant with the Securities and Exchange Commission on March 30, 2012)

4.2

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on January 13, 2012)

4.3

2012 Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 3 to the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on January 13, 2012)

5.1	Opinion of Ropes & Gray LLP (filed herewith)

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)